UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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abrdn Global Infrastructure Income Fund
(Name of Registrant as Specified In Its Charter)

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ABRDN INC. 1900 MARKET STREET PHILADELPHIA, PA 19103

October 14, 2022

RE: ABRDN GLOBAL INFRASTRUCTURE INCOME FUND

Dear Valued Shareholder:

We recently sent you information regarding the upcoming Special Meeting for the above-listed Fund scheduled for November 9, 2022. According to our records, you have not yet voted on the below proposal.

1.	To approve the issuance of additional common shares of beneficial interest of abrdn Global Infrastructure Income Fund (the “Fund”) in connection with the reorganization of Macquarie Global Infrastructure Total Return Fund Inc., another closed-end fund, with and into the Fund.

The Board of Trustees of the Fund unanimously recommends that you vote FOR the proposal.

We urge you to read the Proxy Statement because it contains important information. You may review the proxy statement online at: https://vote.proxyonline.com/aberdeen/docs/asgi.pdf

We are working with AST Fund Solutions to manage the voting process. AST will begin calling shareholders to ensure the fund receives a sufficient number of votes on the proposal. To avoid receiving calls on this matter, please vote TODAY so that your vote may be recorded prior to the Special Meeting on November 9, 2022.

Voting is fast and easy using one of the options below:

If you vote now, you will ensure your shares are represented and we will not contact you further on this issue. Detailed information about the Special Meeting and the proposal can be found in the Proxy Statement. If you have any questions about the proposal, contact your financial advisor, client service representative or AST Fund Solutions at (800) 431-9643.

Thank you for your attention.

18338NOBO

ABRDN INC. 1900 MARKET STREET PHILADELPHIA, PA 19103

October 14, 2022

RE: ABRDN GLOBAL INFRASTRUCTURE INCOME FUND

Dear Valued Shareholder:

We recently sent you information regarding the upcoming Special Meeting for the above-listed Fund scheduled for November 9, 2022. According to our records, you have not yet voted on the below proposal.

1.	To approve the issuance of additional common shares of beneficial interest of abrdn Global Infrastructure Income Fund (the “Fund”) in connection with the reorganization of Macquarie Global Infrastructure Total Return Fund Inc., another closed-end fund, with and into the Fund.

The Board of Trustees of the Funds unanimously recommends that you vote FOR the proposal.

We urge you to read the Proxy Statement because it contains important information. You may review the proxy statement online at: https://vote.proxyonline.com/aberdeen/docs/asgi.pdf

We are working with AST Fund Solutions to manage the voting process. AST will begin calling shareholders to ensure the fund receives a sufficient number of votes on the proposal. To avoid receiving calls on this matter, please vote TODAY so that your vote may be recorded prior to the Special Meeting on November 9, 2022.

Voting is fast and easy using one of the options below:

If you vote now, you will ensure your shares are represented and we will not contact you further on this issue. Detailed information about the Special Meeting and the proposals can be found in the Proxy Statement. If you have any questions about the proposal, contact your financial advisor, client service representative or AST Fund Solutions at (800) 431-9643 Ext. 12.

Thank you for your attention.

18338OBO